UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2025

Dogecoin Cash, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-53571	20-1898270
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

355 West Mesquite Blvd C70

Mesquite, Nevada  89027

Phone: (702) 762-3123

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
None

Item 7.01 Regulation FD Disclosure

On June 10, 2025, Dogecoin Cash, Inc. (the “Company”) is furnishing a Shareholder Frequently Asked Questions (FAQ) document regarding its recent ticker symbol change from “CBDS” to “DOGP” on the OTCQB® Venture Market. The symbol change was administrative in nature and does not affect share ownership or the CUSIP number. A copy of the FAQ is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 – Other Events

On June 9, 2025, Dogecoin Cash, Inc. (the “Company”) issued a press release announcing that its ticker symbol on the OTCQB® Venture Market, operated by OTC Markets Group Inc., was changed from “CBDS” to “DOGP.” The change was published on the FINRA Daily List and became effective as of the opening of trading on June 10, 2025. A copy of the Shareholder Frequently Asked Questions (FAQ) regarding the ticker symbol change is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Shareholder FAQ dated June 10, 2025 regarding ticker symbol change from CBDS to DOGP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOGECOIN CASH, INC.
By: /s/ David M. Tobias
Name: David M. Tobias
Title: Chief Executive Officer

Date: June 10, 2025